SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2006

FRUIT OF THE LOOM UNSECURED CREDITORS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-08941*	04-6979618
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Clingman & Hanger, Management Associates, LLC,

11038 Lakeridge Parkway, Suite 4, Ashland, VA 23005

(Address of Principal Executive Offices)

(804) 550-7911

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*	Fruit Of The Loom Unsecured Creditors Trust is a transferee of certain of the assets and liabilities of Fruit of the Loom, Inc., and files reports under Fruit of the Loom, Inc.’s former Commission file number. Fruit of the Loom, Inc. filed a Form 15 on May 2, 2002, indicating its notice of termination of registration and filing requirements.

Item 8.01 Other Events

On March 15, 2006, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order authorizing Clingman & Hanger Management Associates, LLC (the “Trust Administrator”) to make a final distribution in the amount of .9182% to the holders of Allowed Class 4A Claims (the “Beneficial Interests”) of the Fruit of the Loom Unsecured Creditors Trust (the “Trust”). The court also authorized the Trust to dissolve upon completion by the Trust of the final distribution in the amount of .9182% to the holders of the Beneficial Interests. The Trust Administrator has determined that the final .9182% liquidating distribution will be made on April 4, 2006 to the holders of the Beneficial Interests. In accordance with the Bankruptcy Court’s order, the Trust’s existence will terminate on April 4, 2006. Following the termination of the Trust, the Trust will discontinue its filing of periodic reports under the Securities Exchange Act of 1934.

A copy of the Bankruptcy Court’s order is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Order Approving Final Distribution, Dissolution of the Trust and Related Relief

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned, thereunto duly authorized.

FRUIT OF THE LOOM UNSECURED CREDITORS TRUST

By:	Clingman & Hanger Management Associates, LLC as Trust Administrator

By:	/s/ W. Edward Clingman, Jr.
W. Edward Clingman, Jr.
Principal

Date: April 4, 2006

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EXHIBIT INDEX

Exhibit	Description
99.1	Order Approving Final Distribution, Dissolution of the Trust and Related Relief

4